    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                    REGISTRATION NO. 333-28539


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1


                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              QUAKER HOLDING CO.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                    7378                            APPLIED FOR
  (State or other jurisdiction of      (Primary Standard Industrial Classification      (I.R.S. Employer
   incorporation or organization)                     Code Number)                    Identification No.)

                               277 PARK AVENUE
                           NEW YORK, NEW YORK 10172
                                (212) 892-3000

  (Address and telephone number of registrant's principal executive offices)

                               PETER T. GRAUER
                                  PRESIDENT
                              QUAKER HOLDING CO.
                               277 PARK AVENUE
                           NEW YORK, NEW YORK 10172
                                (212) 892-3000
          (Name, address and telephone number of agent for service)
                                  Copies to:

  Richard D. Truesdell, Esq.        Marc D. Jaffe, Esq.
      Davis Polk & Wardwell           Latham & Watkins
      450 Lexington Avenue            885 Third Avenue
    New York, New York 10017      New York, New York 10022
         (212) 450-4000                (212) 906-1200

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ].

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of Each Class of        Amount to be   Proposed         Proposed Maximum    Amount of
Securities to be Registered   Registered     Maximum          Aggregate Offering  Registration Fee (1)
                                             Offering Price   Price
                                             Per Unit (1)
------------------------------------------------------------------------------------------------------
Units (2)                      (3)(4)        (3)              $85,050,000         $15.15(5)
------------------------------------------------------------------------------------------------------
Senior Discount                (3)           (6)              (6)                 --
Debentures due 2009
------------------------------------------------------------------------------------------------------
Warrants to purchase           (3)(4)        (6)              (6)                 --
Common Stock
------------------------------------------------------------------------------------------------------
Common Stock, par value        286,000       $23.00           $6,578,000          $1993.34
$0.01 per share
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) The Units will consist of Senior Discount Debentures due 2009 and Warrants to purchase an aggregate of up to 286,000 Warrant Shares.
(3) The amount of Units, Senior Discount Debentures and Warrants to be registered and the "Proposed Maximum Offering Price Per Unit" are not currently determinable. The Senior Discount Debentures will be offered at a discount from the principal amount.
(4) Up to 150,200.
(5) The registration fee amount of $25,757.58 was previously paid.
(6) No additional consideration will be paid by the purchasers of such securities. Pursuant to Rule 457 under the Securities Act of 1933, no separate fee is payable therefor.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             EXPLANTORY NOTE


  This Amendment No. 4 is being filed solely to file certain exhibits to this Registration Statement.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts, are estimated (except for the Securities and Exchange Commission ("SEC") registration and National Association of Securities Dealers ("NASD") filing fees, which are the actual amounts) as follows:

SEC registration fee.............  $ 25,772.73
NASD filing fee .................     9,005.00
Blue Sky fees and expenses  .....    25,000.00
Accounting fees and expenses  ...   150,000.00
Legal fees and expenses .........   150,000.00
Printing and engraving expenses .   200,000.00
Trustee fees and expenses........    10,000.00
Miscellaneous ...................   130,222.27
                                  ------------
  Total..........................  $700,000.00
                                  ============


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance of behalf of any such director, officer, employee or agent.

   Article 9 of Quaker's Certificate of Incorporation makes mandatory indemnification expressly authorized under the DGCL for directors of Quaker. With respect to officers of Quaker, Article 9 of Quaker's Certificate of Incorporation provides indemnification to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law. Concurrent with the Merger, Holdings' Amended and Restated Certificate of Incorporation and By-laws are being amended to provide as set forth above, and will be filed by amendment.

   Pursuant to Section 6.03 of the Merger Agreement, Holdings has agreed for a period of six years following the Effective Time to (a) maintain in effect and cause Holdings to maintain in effect policies of directors' and officers' liability insurance and fiduciary liability insurance with terms no less favorable than current policies, with respect to claims arising prior to the Effective Time, provided that premiums for such insurance not exceed 125% of the amount per annum Holdings paid in its last full fiscal year and (b) indemnify, and cause Holdings to indemnify, the directors and officers of the Company to the fullest extent permitted by Holdings' charter and bylaws and applicable law.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


   EXHIBIT
     NO.                                             EXHIBIT
----------- ---------------------------------------------------------------------------------------
      1.1** Form of Underwriting Agreement between Donaldson, Lufkin & Jenrette Securities
            Corporation and the Issuer with respect to the Units.
      2.1   Agreement and Plan of Merger, dated as of May 4, 1997 by and among the Issuer and
            DecisionOne Holdings Corp.(1)
      2.2   Voting Agreement and Irrevocable Proxy, dated as of May 4, 1997, among DecisionOne
            Holdings Corp., the Issuer, J.H. Whitney & Co., Welsh, Carson, Anderson & Stowe IV,
            L.P., Welsh, Carson Anderson & Stowe VI, L.P., and WCAS Capital Partners, L.P.(1)
      2.3   Amendment No. 1 dated as of July  , 1997 to the Agreement and Plan of Merger between the Issuer and DecisionOne Holdings Corp.(8)
      3.1** Certificate of Incorporation of the Issuer, as amended.
      3.2   Amended and Restated Certificate of Incorporation of DecisionOne Holdings Corp.(2)
      3.3** Bylaws of the Issuer.
      3.4   Restated Bylaws of DecisionOne Holdings Corp.(2)
      4.1** Form of Indenture in respect of the Debentures.
      4.2** Form of Warrant Agreement dated     , 1997, by and between Quaker Holding Co. and State
            Street Bank and Trust Company, as Warrant Agent.
      4.3** Form of Debenture (included in Exhibit 4.1)
      4.4** Form of Warrant (included in Exhibit 4.2)
      4.5** Form of Qualified Independent Underwriter Agreement.
      5.1*  Form of Opinion of Davis Polk & Wardwell.
      8.1*  Form of Opinion of Davis Polk & Wardwell.
      9.1   Voting Trust Agreement dated May 4, 1997, by and among the Issuer, DecisionOne Holdings
            Corp., and certain of its shareholders (included in Exhibit 2.2).
     10.1   Stock Option and Restricted Stock Purchase Plan, as amended and restated.(4)
     10.2   Form of Incentive Stock Option Agreement.(2)
     10.3   Incentive Stock Option Agreement, dated June 1, 1993, with Kenneth Draeger.(2)
     10.4   Incentive Stock Option Agreement, dated August 1, 1993 with Kenneth Draeger.(2)
     10.5   Incentive Stock Option Agreement, dated February 1, 1994, with Kenneth Draeger.(2)
     10.6   Incentive Stock Option Agreement with R. Peter Zimmermann.(2)
     10.7   Employment Agreement with Kenneth Draeger.(2)
     10.8   Employment Letter with Stephen J. Felice.(2)
     10.9   Employment Letter with R. Peter Zimmermann.(2)
    10.10   Employment Letter with James J. Greenwell.(2)
    10.11   Amended and Restated Registration Rights Agreement.(2)
    10.12   First Amendment to Amended and Restated Registration Rights Agreement.(2)
    10.13   Lease for Frazer, Pennsylvania executive offices (East).(2)
    10.14   Lease for Frazer, Pennsylvania executive offices (West).(2)
    10.15   Lease for Malvern, Pennsylvania depot and call center.(2)
    10.16   Employment Letter with Joseph S. Giordano.(3)

                               II-2

   EXHIBIT
     NO.                                             EXHIBIT
----------- ---------------------------------------------------------------------------------------
    10.17   Lease for Bloomington, Minnesota call center.(3)
    10.18   Lease for Hayward, California depot.(3)
    10.19   Lease for Northborough, Massachusetts depot.(3)
    10.20   Revolving Credit Agreement, dated as of April 26, 1996, among DecisionOne Holdings
            Corp., DecisionOne Corporation and The First National Bank of Boston et al.(4)
    10.21   Employment Agreement with Thomas J. Fitzpatrick.(4)
    10.22   Fifth Amended and Restated Revolving Credit and Term Loan Agreement.(2)
    10.23   Employment Agreement with Thomas M. Molchan.(5)
    10.24   Employment Agreement with Dwight T. Wilson.(5)
    10.25** Form of Tax Sharing Agreement.
    11.1    Computation of Earnings Per Share.(7)
    12.1    Statement regarding Computation of Ratio of Earnings to Fixed Charges.(6)
    21.1    List of Subsidiaries.(6)
    23.1**  Consent of Deloitte & Touche LLP.
    23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
    23.3    Consent of Davis Polk & Wardwell (included in Exhibit 8.1).
    23.4**  Consent of Lawrence M.v.D. Schloss.
    23.5**  Consent of Thomas Greig.
    23.6**  Consent of Kirk Wortman
    23.7**  Consent of Peter Grauer
    24.1    Power of Attorney.(7)
    25.1**  Statement of the Eligibility of Trustee on Form T-1 (bound separately).

------------
*      Filed herewith.

**     Previously filed.

(1) Filed as an Exhibit to the Company's Proxy Statement/Prospectus No. 333-28265 on Form S-4 filed with the Securities and Exchange Commission on June 2, 1997.
(2) Filed as an Exhibit to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on February 9, 1996.
(3) Filed as an Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on March 14, 1996.
(4) Filed as an Exhibit to the 10-K filed with the Securities and Exchange commission on September 30, 1996.
(5) Filed as an Exhibit to the 10-Q filed with the Securities and Exchange Commission on May 15, 1997.
(6) Previously filed as an Exhibit to the Registration Statement No. 333-28539 on Form S-1 filed with the Securities and Exchange Commission on June 5, 1997.
(7) Previously filed as an Exhibit to Amendment No. 1 to the Registration Statement No. 333-28539 on Form S-1 filed with the Securities and Exchange Commission on July 9, 1997.
(8) Filed as an Exhibit to Amendment No. 3 to the Company's Proxy Statement/ Prospectus No. 333-28265 on Form S-4 filed with the Securities and Exchange Commission on July 16, 1997.


(B)  FINANCIAL STATEMENT SCHEDULES

   Financial Statement Schedules of DecisionOne Holdings Corp. and subsidiaries as of June 30, 1994, 1995 and 1996, and March 31, 1997 (unaudited) and for the years ended June 30, 1994, 1995 and 1996 and the nine months ended March 31, 1997 (unaudited):

     I. Condensed Financial Information of Registrant

     II.1 Valuation and Qualifying Accounts

   Financial Statement Schedule of DecisionOne Corporation (formerly Bell Atlantic Business Systems Services, Inc.) and subsidiary as of December 31, 1993 and 1994 and October 20, 1995 and for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to October 20, 1995:

     II.2 Valuation and Qualifying Accounts

 ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 30th day of July, 1997.


                                          QUAKER HOLDING CORP.

                                          By: /s/ Peter T. Grauer
                                          -----------------------------------
                                            Name: Peter T. Grauer
                                            Title: President, Director and
                                            Treasurer


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



        SIGNATURE                          TITLE                          DATE
----------------------- ------------------------------------------ -----------------
  /s/ Peter T. Grauer        President, Director and Treasurer        July 30, 1997
 -----------------------
   Mr. Peter T. Grauer

     /s/ Kirk Wortman      Vice President, Director and Secretary     July 30, 1997
 -----------------------
     Mr. Kirk Wortman


                                EXHIBIT INDEX


                                                                                                   SEQUENTIALLY
   EXHIBIT                                                                                           NUMBERED
     NO.                                         DESCRIPTION                                           PAGE
----------- ----------------------------------------------------------------------------------- ----------------
     1.1 ** Form of Underwriting Agreement between Donaldson, Lufkin & Jenrette Securities
            Corporation and the Issuer with respect to the Units.
     2.1    Agreement and Plan of Merger, dated as of May 4, 1997 by and among the Issuer and
            DecisionOne Holdings Corp.(1)
     2.2    Voting Agreement and Irrevocable Proxy, dated as of May 4, 1997, among DecisionOne
            Holdings Corp., the Issuer, J.H. Whitney & Co., Welsh, Carson, Anderson & Stowe IV,
            L.P., Welsh, Carson Anderson & Stowe VI, L.P., and WCAS Capital Partners, L.P.(1)
     2.3    Amendment No. 1 dated as of July  , 1997 to the Agreement and Plan of Merger between the Issuer and DecisionOne Holdings Corp.(8)
     3.1 ** Certificate of Incorporation of the Issuer, as amended.
     3.2    Amended and Restated Certificate of Incorporation of DecisionOne Holdings Corp.(2)
     3.3 ** Bylaws of the Issuer.
     3.4    Restated Bylaws of DecisionOne Holdings Corp.(2)
     4.1 ** Form of Indenture in respect of the Debentures.
     4.2 ** Form of Warrant Agreement dated     , 1997, by and between Quaker Holding Co. and
            State Street Bank and Trust Company, as Warrant Agent.
     4.3 ** Form of Debenture (included in Exhibit 4.1)
     4.4 ** Form of Warrant (included in Exhibit 4.2)
     4.5 ** Form of Qualified Independent Underwriter Agreement.
     5.1 *  Form of Opinion of Davis Polk & Wardwell.
     8.1 *  Form of Opinion of Davis Polk & Wardwell.
     9.1    Voting Trust Agreement dated May 4, 1997, by and among the Issuer, DecisionOne
            Holdings Corp., and certain of its shareholders (included in Exhibit 2.2).
    10.1    Stock Option and Restricted Stock Purchase Plan, as amended and restated.(4)
    10.2    Form of Incentive Stock Option Agreement.(2)
    10.3    Incentive Stock Option Agreement, dated June 1, 1993, with Kenneth Draeger.(2)
    10.4    Incentive Stock Option Agreement, dated August 1, 1993 with Kenneth Draeger.(2)
    10.5    Incentive Stock Option Agreement, dated February 1, 1994, with Kenneth Draeger.(2)
    10.6    Incentive Stock Option Agreement with R. Peter Zimmermann.(2)
    10.7    Employment Agreement with Kenneth Draeger.(2)
    10.8    Employment Letter with Stephen J. Felice.(2)
    10.9    Employment Letter with R. Peter Zimmermann.(2)
    10.10   Employment Letter with James J. Greenwell.(2)
    10.11   Amended and Restated Registration Rights Agreement.(2)
    10.12   First Amendment to Amended and Restated Registration Rights Agreement.(2)

                                                                                                   SEQUENTIALLY
   EXHIBIT                                                                                           NUMBERED
     NO.                                         DESCRIPTION                                           PAGE
----------- ----------------------------------------------------------------------------------- ----------------
    10.13   Lease for Frazer, Pennsylvania executive offices (East).(2)
    10.14   Lease for Frazer, Pennsylvania executive offices (West).(2)
    10.15   Lease for Malvern, Pennsylvania depot and call center.(2)
    10.16   Employment Letter with Joseph S. Giordano.(3)
    10.17   Lease for Bloomington, Minnesota call center.(3)
    10.18   Lease for Hayward, California depot.(3)
    10.19   Lease for Northborough, Massachusetts depot.(3)
    10.20   Revolving Credit Agreement, dated as of April 26, 1996, among DecisionOne Holdings
            Corp., DecisionOne Corporation and The First National Bank of Boston et al.(4)
    10.21   Employment Agreement with Thomas J. Fitzpatrick.(4)
    10.22   Fifth Amended and Restated Revolving Credit and Term Loan Agreement.(2)
    10.23   Employment Agreement with Thomas M. Molchan.(5)
    10.24   Employment Agreement with Dwight T. Wilson.(5)
    10.25** Form of Tax Sharing Agreement.
    11.1    Computation of Earnings Per Share.(7)
    12.1    Statement regarding Computation of Ratios of Earnings to Fixed Charges.(6)
    21.1    List of Subsidiaries.(6)
    23.1 ** Consent of Deloitte & Touche LLP.
    23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
    23.3    Consent of Davis Polk & Wardwell (included in Exhibit 8.1).
    23.4 ** Consent of Lawrence M.v.D. Schloss.
    23.5 ** Consent of Thomas Greig.
    23.6 ** Consent of Kirk Wortman.
    23.7 ** Consent of Peter Grauer.
    24.1    Power of Attorney.(7)
    25.1 ** Statement of the Eligibility of Trustee on Form T-1 (bound separately).

------------
*      Filed herewith.

**     Previously filed.

(1) Filed as an Exhibit to the Company's Proxy Statement/Prospectus No. 333-28265 on Form S-4 filed with the Securities and Exchange Commission on June 2, 1997.
(2) Filed as an Exhibit to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on February 9, 1996.
(3) Filed as an Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on March 14, 1996.
(4) Filed as an Exhibit to the 10-K filed with the Securities and Exchange Commission on September 30, 1996.
(5) Filed as an Exhibit to the 10-Q filed with the Securities and Exchange Commission on May 15, 1997.
(6) Previously filed as an Exhibit to the Registration Statement No. 333-28539 on Form S-1 filed with the Securities and Exchange Commission on June 5, 1997.
(7) Previously filed as an Exhibit to Amendment No. 1 to the Registration Statement No. 333-28539 on Form S-1 filed with the Securities and Exchange Commission on July 9, 1997.
(8) Filed as an Exhibit to Amendment No. 3 to the Company's Proxy Statement/ Prospectus No. 333-28265 on Form S-4 filed with the Securities and Exchange Commission on July 16, 1997.